Exhibit 99.1

ON Semiconductor to Acquire AMIS Holdings, Inc. in an

All-Stock Transaction Valued at Approximately $915 Million

•	Combined company has cumulative last twelve months revenues of more than $2 billion and EBITDA of more than $500 million

•	ON Semiconductor also announces a 20 million share increase to its stock repurchase program

•	Transaction expected to result in significant cost savings

•	Acquisition enhances ON Semiconductor’s analog and power leadership

•	Acquisition is expected to be accretive to earnings per share exiting 2008, excluding amortization of intangibles

PHOENIX, AZ and POCATELLO, ID – December 13, 2007 – ON Semiconductor Corporation (NASDAQ: ONNN) and AMIS Holdings, Inc. (NASDAQ: AMIS), parent company of AMI Semiconductor, today announced the signing of a definitive merger agreement providing for the acquisition of AMIS by ON Semiconductor in an all-stock transaction with an equity value of approximately $915 million.

“The acquisition of AMIS furthers the transformation of ON Semiconductor into an analog and power solutions leader with enhanced scale, higher value and higher margin products, deep customer relationships and an expanded addressable market,” said Keith Jackson, ON Semiconductor president and CEO. “Combining ON Semiconductor’s leading standard products and advanced manufacturing infrastructure with AMIS’s growing standard products business and substantial custom product portfolio will enable the combined company to more comprehensively address our customers’ needs.”

“AMIS will immediately contribute exciting new products and capabilities in the medical and military/aerospace markets and will complement our existing automotive and industrial businesses,” Jackson said. “Over time, we plan to leverage the advanced sub-micron capabilities of our Gresham, Oregon, fabrication facility to achieve operational synergies and extend AMIS’s high voltage and low power offerings.”

“This transaction represents a compelling opportunity for AMIS employees, customers and shareholders by combining the outstanding manufacturing excellence of ON Semiconductor with the world class mixed-signal design talent of AMIS,” stated Christine King, CEO of AMIS. “We believe AMIS shareholders will not only benefit from the initial premium represented by the purchase price, but also from a significant post-merger ownership in a combined ON Semiconductor/AMIS company that is expected to have enhanced growth, cash flow and profitability prospects.”

“Through the combination, our employees will have access to a more complete technology roadmap and capabilities as well as the opportunity to serve our customers with a wider array of products; either custom or standard,” added King.

Transaction Details

Under the terms of the agreement, which has been approved by both boards of directors, AMIS shareholders will receive 1.150 shares of ON Semiconductor common stock for each share of AMIS common stock they own. Based on the closing stock price of ON Semiconductor on December 12, 2007, this represents a value to AMIS shareholders of approximately $10.14 per share. Upon completion of the transaction, ON Semiconductor will issue approximately 104 million shares of common stock on a fully diluted basis to

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ON Semiconductor to Acquire AMIS Holdings, Inc. in an All-Stock Transaction Valued at Approximately $915 Million

complete the transaction. ON Semiconductor and AMIS stockholders will own approximately 74 percent and 26 percent, respectively, of the combined company.

The transaction is subject to the approval of shareholders from both companies as well as customary closing conditions and regulatory approvals. Stockholders holding approximately 24 percent of the voting stock of AMIS have entered into voting agreements in support of the transaction. The companies expect the transaction to close in the first half of 2008. Upon closing, ON Semiconductor may record a one-time charge for purchased in-process research and development expenses and other deal related costs. The amount of that charge, if any, has not yet been determined.

“In addition to the strategic benefits, the acquisition provides compelling financial opportunities,” said Donald Colvin, ON Semiconductor executive vice president, CFO and treasurer. “We have identified significant operational and manufacturing cost synergies, up to $50 million in pre tax savings in 2009 that may be achieved through the integration of AMIS and rationalization of our combined infrastructure. We expect to begin to realize these synergies within two quarters of closing the transaction. With these cost savings, and excluding the impact of amortization expense, we expect the acquisition will be accretive to our earnings per share exiting 2008. The combined company would also have latest twelve months cumulative revenues of greater than $2 billion and latest twelve months cumulative EBITDA of greater than $500 million. We believe the strong EBITDA of the combined company, along with the rationalization of our capital expenditures and utilization of our tax losses will enable the combined company to generate significant cash flow for our shareholders. We have also identified potential revenue synergies that, while we are not counting on them to make this acquisition accretive, provide exciting opportunities for further enhancing our combined revenue growth.”

ON Semiconductor President and CEO Keith Jackson will serve as president and CEO of the combined company. Corporate headquarters will remain in Phoenix, Arizona, with a significant presence maintained in Pocatello, Idaho, Belgium and various other locations worldwide. ON Semiconductor non-executive Chairman J. Daniel McCranie will continue as non-executive chairman of the Board of Directors of the combined company, which will be expanded to eight members with the addition of Christine King, CEO of AMIS.

Shares of the combined company will trade on the NASDAQ Global Exchange under the symbol “ONNN.” Credit Suisse Securities (USA) LLC acted as exclusive financial advisor and DLA Piper US LLP acted as legal counsel to ON Semiconductor and Goldman, Sachs & Co. acted as exclusive financial advisor and Davis Polk & Wardwell acted as legal counsel to AMIS.

ON Semiconductor Stock Repurchase Program

ON Semiconductor also announced today that, in connection with this transaction, its Board of Directors has increased its share repurchase authorization from 30 million shares to 50 million shares. This repurchase program is an increase to ON Semiconductor’s existing stock repurchase program and is expected to commence as soon as practicable given the conditions imposed by the transaction.

“We continue our commitment to shareholder value,” said Colvin. “In connection with, and consideration of, this transaction and the expected cash follow generation of the combined company, our Board of Directors has increased our share repurchase authorization to 50 million shares. We are now authorized, over the next three years, to repurchase approximately 50 percent of the shares we will issue in this transaction.”

Teleconference and Webcast Information

ON Semiconductor and AMIS Holdings will host a conference call for the financial community at 8:30 a.m. Eastern Time (EST) today to discuss this announcement. The companies will also provide a real-time audio broadcast of the teleconference on the Investor Relations page of their websites at http://www.onsemi.com and http://www.amis.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing (703) 639-1419. A dial-in replay of this call will be available

ON Semiconductor to Acquire AMIS Holdings, Inc. in an All-Stock Transaction Valued at Approximately $915 Million

approximately one hour following the live broadcast and will continue through approximately December 20, 2007. The dial-in replay number is (703) 925-2533 and the access code is 1178314.

About ON Semiconductor

With its global logistics network and strong portfolio of power semiconductor devices, ON Semiconductor (NASDAQ: ONNN) is a preferred supplier of power solutions to engineers, purchasing professionals, distributors and contract manufacturers in the power supply, computer, cell phone, portable devices, automotive and industrial markets. For more information, please visit ON Semiconductor’s website at http://www.onsemi.com.

About AMI Semiconductor

AMI Semiconductor (AMIS) is a leader in the design and manufacture of silicon solutions for the real world. As a widely recognized innovator in state-of-the-art mixed-signal and digital products, AMIS is committed to providing customers in the automotive, medical, industrial, mil/aero, and communication markets with the optimal value, quickest time-to-market semiconductor solutions. AMI Semiconductor operates globally with headquarters in Pocatello, Idaho, European corporate offices in Oudenaarde, Belgium, and a network of sales and design centers located in the key markets of the North America, Europe and the Asia Pacific region. For more information, please visit the AMIS Web site at www.amis.com.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the benefits of the proposed transaction between ON Semiconductor Corporation (“ON”) and AMIS Holdings, Inc. (“AMIS”) and the future financial performance of ON. These forward-looking statements are based on information available to ON and AMIS as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond ON’s or AMIS’ control. In particular, such risks and uncertainties include difficulties encountered in integrating merged businesses; the risk that the transaction does not close, including the risk that the requisite stockholder and regulatory approvals may not be obtained; the variable demand and the aggressive pricing environment for semiconductor products; dependence on each company’s ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality its current products; the adverse impact of competitive product announcements; revenues and operating performance, changes in overall economic conditions, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at customers and distributors, technological and product development risks, availability of raw materials, competitors’ actions, pricing and gross margin pressures, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions, risks associated with leverage and restrictive covenants in debt agreements, risks associated with international operations, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2007, Quarterly Reports on Form 10-Q Current Reports on Form 8-K and other of ON’s SEC filings, and AMIS’ Annual Report on Form 10-K as filed with the SEC on February 28, 2007, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of AMIS’ SEC filings. These forward-looking statements should not be relied upon as representing ON’s or AMIS’ views as of any subsequent date and neither undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

This communication is being made in respect of the proposed transaction involving ON and AMIS. In connection with the proposed transaction, ON plans to file with the SEC a Registration Statement on

ON Semiconductor to Acquire AMIS Holdings, Inc. in an All-Stock Transaction Valued at Approximately $915 Million

Form S-4 containing a Joint Proxy Statement/Prospectus and each of ON and AMIS plan to file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/ Prospectus will be mailed to stockholders of ON and AMIS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by ON and AMIS through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC from ON by directing a request to ON Semiconductor Corporation, 5005 East McDowell Road, Phoenix, AZ, 85008, Attention: Investor Relations (telephone: (602) 244-3437) or going to ON’s corporate website at www.onsemi.com, or from AMIS by directing a request to AMIS Holdings, Inc., 2300 Buckskin Road Pocatello, ID, 83201, Attention: Investor Relations (telephone: 208-233-4690) or going to AMIS’ corporate website at www.amis.com.

ON and AMIS, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding ON’s directors and executive officers is contained in its annual proxy statement filed with the SEC on April 11, 2007. Information regarding AMIS’ directors and executive officers is contained in AMIS’ annual proxy statement filed with the SEC on May 24, 2007. Additional information regarding the interests of such potential participants will be included in the Joint Proxy Statement/Prospectus and the other relevant documents filed with the SEC (when available).

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

Investor Relations Contact:	Media Relations Contact:

Ken Rizvi	Anne Spitza
ON Semiconductor	ON Semiconductor
Corporate Development & Investor Relations	Media Relations
(602) 244-3437	(602) 622-5852
ken.rizvi@onsemi.com	anne.spitza@onsemi.com

Wade Olsen	Tamera Drake
AMI Semiconductor	AMI Semiconductor
Investor Relations	Media Relations
(208) 234-6045	(208) 234-6890
wade_olsen@amis.com	tamera_drake@amis.com